For period ending December 31, 2008     Exhibit 77D

File number 811-6637       77Q1

UBS International Equity Fund:
At the September 5, 2008 Board Meeting, the Board approved the following changes to the Fund's investment policy:
* To allow the Fund to dedicate 40% of the Fund's assets to UBS Global AM's Global ex-U.S. All Cap Growth strategy ("the Growth strategy"), subject to rebalancing when the Growth strategy's asset level reaches 45% to the upside or 35% to the downside.
* To raise from 15% to 25% the amount of the Fund's assets that may be invested in emerging market equities.

For period ending December 31, 2008     Exhibit 77D

File number 811-6637       77Q1

UBS Global Equity Fund:

At the September 5, 2008 Board Meeting, the Board approved permitting the Fund to invest up to 25% of its assets in emerging market equities.

For period ending December 31, 2008     Exhibit 77D

File number 811-6637       77Q1

UBS Global Allocation Fund:
At the December 4, 2008 Board Meeting, the Board approved the following investment policy changes in the UBS Global Allocation Fund:
* Incorporate the use of the Global ex-US growth equity capability to complement the core ex-US equity capability.
* Allow for the opportunistic use of investments such as REITs and listed alternative investments.

For period ending December 31, 2008     Exhibit 77D

File number 811-6637                  77Q1

UBS Global Frontier Fund:
At the December 4, 2008 Board Meeting, the Board approved the following investment policies changes in the UBS Global Frontier Fund:
* Incorporate the use of the Global ex-US growth equity capability to complement the core ex-US  equity capability.
* Allow for the opportunistic use of investments such as REITs and listed alternative investments.

For period ending December 31, 2008     Exhibit 77D

File number 811-6637                  77Q1

UBS U.S. Large Cap Growth Fund
UBS U.S. Equity Alpha Fund
UBS Global Frontier Fund

At the December 4, 2008 Board Meeting, the Board approved changing the status of the Funds from non-diversified to diversified under the Investment Company Act of 1940.